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                                                                      Exhibit 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We have issued our report dated June 24, 2002, accompanying the financial statements and schedule included in the Form 11-K for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Company's previously filed Registration Statements File No. 333-53900, No. 333-82263, No. 333-82265, No. 333-82271, No. 333-40605, No. 333-40607, No.
333-40609, No. 333-19419, No. 333-18765, No. 333-83630 and No. 333-82480.


                                               /s/GRANT THORNTON LLP


Cleveland, Ohio
June 30, 2002